INVESTMENT ADVISORY AGREEMENT

    THIS INVESTMENT ADVISORY AGREEMENT dated as of April 7, 1995, by and between VAN KAMPEN AMERICAN CAPITAL UTILITY FUND (the "Fund"), a series of Van Kampen American Capital EQUITY TRUST, Delaware business trust (the "Trust"), and VAN KAMPEN AMERICAN CAPITAL INVESTMENT ADVISORY CORP. (the "Adviser"), a Delaware corporation.

              1.  (a)       Retention of Adviser by Fund.  The Fund hereby
employs the Adviser to act as the investment adviser for and to manage the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objective and policies and limitations, and to administer its affairs to the extent requested by, and subject to the review and supervision of, the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of applicable law and of the Declaration of Trust and By-Laws of the Trust, and resolutions of the Board of Trustees of the Fund as may from time to time be in force and delivered or made available to the Adviser.

                  (b) Adviser's Acceptance of Employment. The Adviser accepts such employment and agrees during such period to render such services, to supply investment research and portfolio management (including without limitation the selection of securities for the Fund to purchase, hold or sell and the selection of brokers through whom the Fund's portfolio transactions are executed, in accordance with the policies adopted by the Fund and its Board of Trustees), to administer the business affairs of the Fund, to furnish offices and necessary facilities and equipment to the Fund, to provide administrative services for the Fund, to render periodic reports to the Board of Trustees of the Fund, and to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions.

                  (c) Independent Contractor. The Adviser shall be deemed to be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed as agent of the Fund.

                  (d) Non-Exclusive Agreement. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

              2.  (a)       Fee.  For the services and facilities described in
Section 1, the Fund will accrue daily and pay to the Adviser at the end of each calendar month an investment management fee equal to a percentage of the average daily net assets of the Fund as follows:

                                             FEE PERCENT OF
            AVERAGE DAILY                    AVERAGE DAILY
             NET ASSETS                       NET ASSETS

            First $500 million               .65 of 1%
            Next $500 million                .60 of 1%
            Over $1 billion                  .55 of 1%

     (b) Expense Limitation. The Adviser's compensation for any fiscal year of the Fund shall be reduced by the amount, if any, by which the Fund's expense for such fiscal year exceeds the most restrictive applicable expense jurisdiction in which the Fund's shares are qualified for offer and sale, as such limitations set forth in the most recent notice thereof furnished by the Adviser to the Fund. For purposes of this paragraph there shall be excluded from computation of the Fund's expenses any amount borne directly or indirectly by the Fund which is permitted to be excluded from the computation of such limitation by such statute or regulatory authority. If for any month expenses of the Fund properly included in such calculation exceed 1/12 of the amount permitted annually by the most restrictive applicable expense limitation, the payment to the Adviser for that month shall be reduced, and, if necessary, the Adviser shall make a refund payment to the Fund, so that the total net expense for the month will not exceed 1/12 of such amount. As of the end of the Fund's fiscal year, however, the computations and payments shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the fee set forth in subsection (a) of this Section 2, diminished to the extent necessary so that the expenses for the year do not exceed those permitted by the applicable expense limitation.

         (c) Determination of Net Asset Value. The net asset value of the Fund shall be calculated as of the close of the New York Stock Exchange on each day the Exchange is open for trading or such other time or times as the trustees may determine in accordance with the provisions of applicable law and of the Declaration of Trust and By-Laws of the Trust, and resolutions of the Board of Trustees of the Fund as from time to time in force. For the purpose of the foregoing computations, on each such day when net asset value is not calculated, the net asset value of a share of beneficial interest of the Fund shall be deemed to be the net asset value of such share as of the close of business of the last day on which such calculation was made.

         (d) Proration. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the Adviser's fee on the basis of the number of days that the Agreement is in effect during such month and year, respectively.

         3. Expenses. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian and for calculating the net asset value of the Fund as provided above. The Adviser shall not be required to pay, and the Fund shall assume and pay, the charges and expenses of its operations, including compensation of the trustees (other than those who are interested persons of the Adviser and other than those who are interested persons of the distributor of the Fund but not of the Adviser, if the distributor has agreed to pay such compensation), charges and expenses of independent accountants, of legal counsel and of any transfer or dividend disbursing agent, costs of acquiring and disposing of portfolio securities, cost of listing shares of the New York Stock Exchange or other exchange interest (if any) on obligations incurred by the Fund, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, costs of registering shares of the Fund under the federal securities laws, miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Adviser without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

         4. Interested Persons. Subject to applicable statutes and regulations, it is understood that trustees, officers, shareholders and agents of the Fund are or may be interested in the Adviser as directors, officers, shareholders, agents or otherwise and that the directors, officers, shareholders and agents of the Adviser may be interest in the Fund as trustees, officers, shareholders, agents or otherwise.

         5. Liability. The Adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         6. (a) Term. This Agreement shall become effective on the date hereof and shall remain in full force until the second anniversary of the date hereof unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved as least annually in the manner required by the Investment Company Act of 1940, as amended.

             (b)  Termination.   This Agreement shall automatically terminate
in the event of its assignment. This Agreement may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding shares of stock of the Fund, accompanied by appropriate notice. This Agreement may be terminated at any time without the payment of any penalty and without advance notice by the Board of Trustees or by vote of a majority of the outstanding shares of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

             (c) Payment upon Termination. Termination of this Agreement shall not affect the right of the Adviser to receive payment on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

         7. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not thereby affected.

         8. Notices. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         9. Disclaimer. The Adviser acknowledges and agrees that, as provided by Section 8.1 of the Declaration of Trust of the Trust, (i) this Agreement has been executed by officers of the Trust in their capacity as officers, and not individually, and (ii) the shareholders, trustees, officers, employees and other agents of the Trust and the Fund shall not personally be bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder and that any such resort may only be had upon the assets and property of the Fund.

         10. Governing Law. All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year first above written.

                     VAN KAMPEN AMERICAN CAPITAL INVESTMENT ADVISORY CORP.

                     By:  /s/ Dennis J. McDonnell
                     ---------------------------------------------
                          Dennis J. McDonnell, President

                     VAN KAMPEN AMERICAN CAPITAL UTILITY FUND

                     By:  /s/ Dennis J. McDonnell
                     ----------------------------------------------
                          Dennis J. McDonnell, President
                         INVESTMENT ADVISORY AGREEMENT

    THIS INVESTMENT ADVISORY AGREEMENT dated as of April 7, 1995, by and between VAN KAMPEN AMERICAN CAPITAL BALANCED FUND (the "Fund"), a series of Van Kampen American Capital EQUITY TRUST, Delaware business trust (the "Trust"), and VAN KAMPEN AMERICAN CAPITAL INVESTMENT ADVISORY CORP. (the "Adviser"), a Delaware corporation.

              1.  (a)       Retention of Adviser by Fund.  The Fund hereby
employs the Adviser to act as the investment adviser for and to manage the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objective and policies and limitations, and to administer its affairs to the extent requested by, and subject to the review and supervision of, the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of applicable law and of the Declaration of Trust and By-Laws of the Trust, and resolutions of the Board of Trustees of the Fund as may from time to time be in force and delivered or made available to the Adviser.

                  (b) Adviser's Acceptance of Employment. The Adviser accepts such employment and agrees during such period to render such services, to supply investment research and portfolio management (including without limitation the selection of securities for the Fund to purchase, hold or sell and the selection of brokers through whom the Fund's portfolio transactions are executed, in accordance with the policies adopted by the Fund and its Board of Trustees), to administer the business affairs of the Fund, to furnish offices and necessary facilities and equipment to the Fund, to provide administrative services for the Fund, to render periodic reports to the Board of Trustees of the Fund, and to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions.

                  (c) Independent Contractor. The Adviser shall be deemed to be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed as agent of the Fund.

                  (d) Non-Exclusive Agreement. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

              2.  (a)       Fee.  For the services and facilities described in
Section 1, the Fund will accrue daily and pay to the Adviser at the end of each calendar month an investment management fee equal to a percentage of the average daily net assets of the Fund as follows:

                                                 FEE PERCENT OF
            AVERAGE DAILY                        AVERAGE DAILY
             NET ASSETS                           NET ASSETS

            First $500 million                  .70 of 1%
            Over $500 million                   .65 of 1%

         (b) Expense Limitation. The Adviser's compensation for any fiscal year of the Fund shall be reduced by the amount, if any, by which the Fund's expense for such fiscal year exceeds the most restrictive applicable expense jurisdiction in which the Fund's shares are qualified for offer and sale, as such limitations set forth in the most recent notice thereof furnished by the Adviser to the Fund. For purposes of this paragraph there shall be excluded from computation of the Fund's expenses any amount borne directly or indirectly by the Fund which is permitted to be excluded from the computation of such limitation by such statute or regulatory authority. If for any month expenses of the Fund properly included in such calculation exceed 1/12 of the amount permitted annually by the most restrictive applicable expense limitation, the payment to the Adviser for that month shall be reduced, and, if necessary, the Adviser shall make a refund payment to the Fund, so that the total net expense for the month will not exceed 1/12 of such amount. As of the end of the Fund's fiscal year, however, the computations and payments shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the fee set forth in subsection (a) of this Section 2, diminished to the extent necessary so that the expenses for the year do not exceed those permitted by the applicable expense limitation.

         (c) Determination of Net Asset Value. The net asset value of the Fund shall be calculated as of the close of the New York Stock Exchange on each day the Exchange is open for trading or such other time or times as the trustees may determine in accordance with the provisions of applicable law and of the Declaration of Trust and By-Laws of the Trust, and resolutions of the Board of Trustees of the Fund as from time to time in force. For the purpose of the foregoing computations, on each such day when net asset value is not calculated, the net asset value of a share of beneficial interest of the Fund shall be deemed to be the net asset value of such share as of the close of business of the last day on which such calculation was made.

         (d) Proration. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the Adviser's fee on the basis of the number of days that the Agreement is in effect during such month and year, respectively.

         3. Expenses. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian and for calculating the net asset value of the Fund as provided above. The Adviser shall not be required to pay, and the Fund shall assume and pay, the charges and expenses of its operations, including compensation of the trustees (other than those who are interested persons of the Adviser and other than those who are interested persons of the distributor of the Fund but not of the Adviser, if the distributor has agreed to pay such compensation), charges and expenses of independent accountants, of legal counsel and of any transfer or dividend disbursing agent, costs of acquiring and disposing of portfolio securities, cost of listing shares of the New York Stock Exchange or other exchange interest (if any) on obligations incurred by the Fund, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, costs of registering shares of the Fund under the federal securities laws, miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Adviser without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

         4. Interested Persons. Subject to applicable statutes and regulations, it is understood that trustees, officers, shareholders and agents of the Fund are or may be interested in the Adviser as directors, officers, shareholders, agents or otherwise and that the directors, officers, shareholders and agents of the Adviser may be interest in the Fund as trustees, officers, shareholders, agents or otherwise.

         5. Liability. The Adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         6. (a) Term. This Agreement shall become effective on the date hereof and shall remain in full force until the second anniversary of the date hereof unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved as least annually in the manner required by the Investment Company Act of 1940, as amended.

             (b)  Termination.   This Agreement shall automatically terminate
in the event of its assignment. This Agreement may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding shares of stock of the Fund, accompanied by appropriate notice. This Agreement may be terminated at any time without the payment of any penalty and without advance notice by the Board of Trustees or by vote of a majority of the outstanding shares of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

             (c) Payment upon Termination. Termination of this Agreement shall not affect the right of the Adviser to receive payment on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

         7. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not thereby affected.

         8. Notices. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         9. Disclaimer. The Adviser acknowledges and agrees that, as provided by Section 8.1 of the Declaration of Trust of the Trust, (i) this Agreement has been executed by officers of the Trust in their capacity as officers, and not individually, and (ii) the shareholders, trustees, officers, employees and other agents of the Trust and the Fund shall not personally be bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder and that any such resort may only be had upon the assets and property of the Fund.

         10. Governing Law. All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

         IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year first above written.

                     VAN KAMPEN AMERICAN CAPITAL INVESTMENT ADVISORY CORP.

                     By:  /s/ Dennis J. McDonnell
                    ----------------------------------------
                          Dennis J. McDonnell, President

                     VAN KAMPEN AMERICAN CAPITAL BALANCED FUND

                     By:  /s/ Dennis J. McDonnell
                     ------------------------------------------
                          Dennis J. McDonnell, President